                                                                   EXHIBIT 10.34

                               CONTRACT FOR SALE
                               -----------------


     VG OFFICE PARTNERSHIP '95, LTD., a Texas limited partnership ("Seller"), and THE PRIME GROUP, INC., an Illinois corporation ("Purchaser"), agree as follows:

     1. Agreement for Sale of the Land. Subject to the terms and conditions of this Contract For Sale (this "Contract"), Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the following real and personal property (collectively, the "Property"):

          a. That certain real property located in Travis County, Texas, bounded to the east and to the north by Gaines Ranch Loop and to the south by MoPac Expressway (Loop 1), and containing not more than four (4) acres of land, together with any and all improvements located on such land, and all of the rights, privileges, easements and appurtenances belonging or appertaining to such land and improvements, including any right, title and interest in and to streets, alleys and rights-of-way adjacent to such land (all of the foregoing being collectively referred to herein as the "Real Property"), all of which shall be subject to the encumbrances, restrictions and other matters which become Permitted Exceptions pursuant to paragraph 5.b below. The land is situated generally within the area depicted on the site plan set forth on Exhibit A attached hereto and incorporated herein by reference (the "Site Plan"), and shall be more particularly reflected in the survey to be provided in accordance with paragraph 4 below.

          b. All tangible or intangible personal property or interest therein now or hereafter owned or held by Seller in connection with the Real Property
(or any portion thereof) or the ownership, operation, management or use thereof, including, but not limited to, (1) the allocation of impervious cover and buildable area to the extent reasonably necessary to permit the development of the Facilities (as defined in paragraph 11 below) in accordance with the provisions of this Contract; (2) the non-exclusive right to use and incorporate trade style or trade names used by Seller in connection with the Real Property, including but not limited to the name "Gaines Ranch"; (3) any and all contract rights and other agreements or leases affecting the Real Property (provided that, if such contract rights, agreements or leases affect real property other than the Real Property, Seller shall retain an interest in and the benefit of all such rights, agreements and leases to the extent applicable to or otherwise necessary in the operation or development of such other real property); (4) all plans and specifications or other construction drawings of any type in Seller's possession or control prepared in connection with the construction of any improvements or proposed improvements on the Real Property; (5) all current assignable contracts, guarantees and warranties (including guarantees and warranties pertaining to the acquisition of the Real Property, or any portion thereof, by Seller), licenses and other permits, approvals, authorizations, certificates, permissions, no action letters and similar assurances issued by any private person or persons or by any governmental or quasi-governmental authority or authorities to the extent relating to the Real Property, or any portion thereof, or to the ownership, operation, management or use thereof; (6) all site plans, surveys, soil and substrata studies, water studies, environmental studies, architectural renderings, engineering plans, and other plans, diagrams, or studies of any kind relating to the Real Property, or any portion thereof; and (7) all other tangible or intangible property on or related to the Real Property, or used in connection with the ownership and operation of the Real Property (all of the foregoing being collectively referred to herein as the "Personal Property").
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     2.   Total Purchase price.  The total purchase price for the Property shall equal the sum of $13.50 per square foot of building Square Feet (as defined in paragraph 10.b below). The total purchase price shall be paid by Purchaser to Seller in the following manner:

          a. Escrow Deposit; Title Company. Within five (5) calendar days after the execution of this Contract by each of the parties hereto, Purchaser shall deposit the sum of $10,000.00 in cash (the "Escrow Deposit") in escrow with Heritage Title Company of Austin, Inc. at its offices at 98 San Jacinto Boulevard, Suite 400, Austin, Texas (the "Title Company"), the release of which shall require the joint signature of both Seller and Purchaser or the order of a court having jurisdiction over the subject matter of this Contract. Provided that this Contract is not terminated by Purchaser in accordance with the provisions of paragraph 3.b below, Purchaser shall deposit with the Title Company, on or before the first business day following the expiration of the Inspection Period (as hereinafter defined), an additional sum of $40,000.00 in cash, which sum shall become part of the "Escrow Deposit" for the purposes of this Contract. The Escrow Deposit shall be invested by the Title Company in a manner reasonably acceptable to Purchaser, and all interest earned on such deposit shall be considered part of the Escrow Deposit. The Escrow Deposit shall be paid to Seller at the Closing (defined below) as a part of the total purchase price; or, if the Closing does not occur, shall be otherwise disbursed in accordance with this Contract.

          b. Cash Payment at Closing. Subject to the adjustments under paragraph 8 of this Contract, the balance of the total purchase price shall be paid to Seller at the Closing by cashier's check or in wire transferred funds, which,in either case, will allow the Title Company to disburse those funds to Seller at the Closing.

     3.   Inspection by Purchaser.
          -----------------------

          a. Inspection Period. Purchaser and Purchaser's representatives shall have from the Effective Date of this Contract (defined below) until February 28, 1997 (the "Inspection Period") during which to visit and inspect (including having engineering tests, soil tests, and other tests and studies made) the Real Property and to conduct any feasibility, environmental, engineering and such other studies and assessments as Purchaser may require within its sole discretion.

          b. Termination During Inspection Period. If Purchaser is dissatisfied with the condition of the Property, or with the results of the tests, studies or assessments, or for any other reason, then Purchaser shall have the option to terminate this Contract in Purchaser's sole and absolute discretion, which option must be exercised by giving written notice to Seller prior to the expiration of the Inspection Period. Upon Purchaser's exercise of this option, Seller shall be entitled to $100.00 of the Escrow Deposit as consideration for such option. In the event of such a termination, but only after the delivery to Seller of all information referred to in paragraph 3.c below and repair of the Real Property as required under paragraph 3.d below, the Escrow Deposit made by Purchaser under paragraph 2.a above (less the $100.00 to be delivered to Seller pursuant to the terms hereof) shall be returned to Purchaser and the parties shall have no other or further obligation or liability to each other, except for Purchaser's confidentiality, restoration and indemnity obligations set forth elsewhere in this paragraph 3. In the event that no notice of termination is given within the Inspection Period, then this Contract shall continue
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to be binding and in full force and effect against Seller and Purchaser, and the
Escrow Deposit (including additions thereto required under paragraph 2.a) shall be non-refundable except as expressly provided otherwise under the provisions of this Contract (including, without limitation, the provisions of paragraph 9.a below).

          c. Confidentiality. Purchaser agrees, that until the Closing, Purchaser and Purchaser's agents and representatives shall hold all information obtained with respect to the Property in confidence and further agrees that until the Closing they will not disclose its content to others except (i) as reasonably necessary in connection with Purchaser's obtaining of any licenses, permits and approvals required for the operation or construction of the Facilities, (ii) as may be reasonably required, based on the advice of Purchaser's counsel, in order to comply with any applicable law or regulation or with any requirement imposed by judicial or administrative process, or (iii) to the extent such information becomes public through no fault of Purchaser or its agents or representatives. If this Contract is terminated for any reason other than Purchaser's default under the terms of this Contract, any records and other information and copies of work sheets and other documents, reports and materials provided to Purchaser by or on behalf of Seller shall be returned to Seller.
If, however, the Contract is terminated due to Purchaser's default under the terms of this Contract, copies of any records, documents, reports, plans or materials obtained by Purchaser (other than items containing confidential financial analyses prepared by or on behalf of Purchaser in connection with the transactions contemplated hereunder or that Purchaser otherwise reasonably believes would provide to its competitors confidential information regarding Purchasers specific operations) shall be delivered to Seller promptly after termination. Purchaser may retain copies or reproductions of any such written information which is required to be returned or delivered to Seller pursuant to the terms hereof, provided that all of such information shall continue to be held in confidence by Purchaser. The provisions of this paragraph 3.c shall survive any termination of this Contract.

          d. Purchaser's Duties Regarding Inspection. All visits and inspections of the Real Property shall be at the sole risk of Purchaser and Purchaser shall indemnify and hold Seller harmless from and against any and all claims, demands, injuries, damages, costs, expenses (including reasonable attorney's fees) or liability incurred by or asserted against Seller as a result of, or arising out of, any of those visits or inspections. If this Contract is terminated for any reason other than Seller's default under the terms of this Contract, Purchaser shall repair any damage caused by any of those visits or inspections so as to restore the Real Property to substantially the same condition existing immediately before the damage. The provisions of this paragraph 3.d shall survive any termination of this Contract.

     4.   Survey.
          -------

          a. Seller shall, at its own expense, furnish to Purchaser, within ten (10) business days of the Effective Date of this contract, four (4) copies of a current on-the-ground survey (the "Survey") and field notes description of the Real Property prepared and certified by a licensed surveyor acceptable to Purchaser and the Title Company. The Survey shall (i) meet the requirements of an ALTA-ACSM Class A "as-built" survey (and include field notes), (ii) be certified as of a date subsequent to the date of this Contract, (iii) show the location of any improvements, and show the size and location of all Permitted Exceptions and any other


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easements, encroachments and encumbrances reflected in the title commitment to be provided under paragraph 5.b (identifying each by volume and page reference), (iv) recite the exact area of the Real Property in acres and square feet, (v) recite the exact area of each easement, encroachment and encumbrance,
(vi) show whether any portion of the Real Property is situated in an area designated by the U.S. Secretary of Housing and Urban Development (or by any other governmental or quasi-governmental agency or authority having jurisdiction over the Real Property) as a flood plain, special flood hazard area or general hazard area, (vii) show all visible utility lines upon the Real Property, and
(viii) indicate such other information reasonably requested by Purchaser in writing prior to the expiration of the Inspection Period. The survey shall meet the accuracy requirements of an ALTA-ACSM Class A survey, and shall contain a surveyor's certificate substantially in the form of Exhibit B attached hereto specifically addressed to Seller, Purchaser, the Title Company and any other party or parties reasonably designated by Purchaser. The Survey must be otherwise satisfactory to the Title Company so as to permit it to issue an Owner Policy of Title Insurance meeting the requirements of paragraph 5.a below.

          b. Seller and Purchaser agree to execute an amendment to this Agreement, if requested by either Purchaser or Seller, pursuant to which the metes and bounds description of the Real Property set forth in the survey shall be substituted for the description of the Real Property to be acquired by Purchaser hereunder.

     5.   Title.

          a. Owner Policy of Title Insurance. Seller, at Seller's expense, shall furnish to Purchaser at the Closing, or within a reasonable time thereafter, an Owner Policy of Title Insurance (on a form prescribed by the State Board of Insurance of the State of Texas) issued through the Title Company, insuring title to the Real Property in Purchaser in the full amount of the total purchase price, and containing only the following exceptions (the "Permitted Exceptions"): (a) the standard printed exception for real estate taxes for the year of the Closing (if not paid before the Closing) and subsequent years; (b) the standard printed boundary and encroachments exception and exception for shortages in area (provided, however, that Seller will, at Purchaser's option and expense, cause the Title Company to delete the "survey exception" from the Owner Policy of title Insurance without qualification or condition except as to "any shortages in area"); and (c) any other matters that become Permitted Exceptions under the provisions of paragraph 5.b.

          b. Title Commitment and Review of Title. Seller shall furnish to Purchaser,within (10) days after the Effective Date of this Contract, a written title commitment to issue the Owner Policy of title Insurance (the "Title Commitment discloses any exceptions to Seller's title other than the Permitted Exceptions ("Additional Exceptions"), or if the Survey discloses any other matters to which Purchaser object ("Survey Objections"), then Purchaser shall have ten (10) business days after receipt of both the Title Commitment and the Survey to obtain and review any documents or other matters pertaining to the Additional Exceptions and/or the Survey Objection and to deliver written objection to the Title Company and to Seller which lists the Additional Exceptions and/or the Survey Objections that are objectionable to Purchaser (collectively, "Title Objections"). To the extent a written objection

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

is not delivered to Seller within the applicable time period, objection to the Additional Exceptions and/or the Survey Objections shall be deemed to have been waived by Purchaser, and such Additional Exceptions and Survey Objections (other than those constituting third party liens, security interests or other monetary encumbrances that would be reflected on Schedule C of the Title Commitment) shall be deemed to be Permitted Exceptions. Seller shall use good faith, commercially reasonable efforts to cure the Title Objections, and may use all or any part of the total purchase price for the purpose of discharging and releasing at the Closing such Title Objections, in order that the Owner Policy of Title Insurance will be issued to Purchaser at the Closing without making exception to the Title Objections. If, however, Seller determines in good faith that the cost to cure any or all such Title Objections, Seller will be deemed to have elected to cure such Title Objections. Within ten (10) business days after such notice is given, Purchaser shall notify Seller in writing of Purchaser's election either to waive such Title Objections and accept the Real Property subject thereto or to terminate this Contract, in which latter event the Escrow Deposit shall be returned to Purchaser and neither party shall have any further liability hereunder. In the event Purchaser fails to timely notify Seller of its election, then Purchaser shall be deemed to have waived such Title Objections.

     6.   Representations, Warranties and Covenants; Indemnities.
          ------------------------------------------------------

          a. Seller's Representations and Warranties. Seller hereby represents and warrants to Purchaser that, as of the Effective Date and as of the date of
Closing:

               (1) Seller has all necessary and requisite authority to enter into this Contract and to consummate all of the transactions contemplated hereby, and the persons executing this Contract and all other documents required to consummate the transactions contemplated hereby on behalf of Seller, are duly authorized to execute this Contract and such other documents on behalf of Seller, and are authorized to bind Seller.

               (2) Seller and Seller's general partner, Stone C-7, LTD. ("Stone C-7") are duly formed and validly existing under the laws of the State of Texas. ORI, Inc. ("ORI"), the general partner of Stone C-7, is a corporation duly formed and validity existing under the laws of the State of Texas.

               (3) The execution of this Contract by Seller does not, and the performance by Seller of the transactions contemplated by this Contract will not, violate or constitute a breach of the partnership, agreements of seller or Stone C-7 or the articles or incorporation or bylaws of ORI or other organizational documents of Seller, Stone C-7 or ORI or any shareholders' or directors' resolution of ORI or any contract, permit, license, order or decree to which Seller, Stone C-7 or ORI is a party or by which Seller, Stone C-7 or ORI or any of their assets are bound.

          (4) Seller is not a "foreign person" as defined in the federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended.

          (5) Seller holds fee simple title in and to the Real Property subject only to those encumbrances, restrictions and other matters referred to in the Title Commitment, and no person or entity has any legal right or option to acquire all or any portion of the Property, other than Purchaser pursuant to this Contract.

          (6) Seller holds good and valid title to the Personal Property, free and clear of any liens, encumbrances or adverse claims other than those described in the Title Commitment, and, Seller has the right and authority to convey or assign to Purchaser all of the Personal Property.

          (7) To the best of Sellers's current, actual knowledge, the Property is not in violation of any applicable federal or state law, or any ordinance, order or regulation of any governmental or quasi-government agency having jurisdiction over the Property, and, to the best of Seller's current, actual knowledge, no proceedings of any type (including condemnation or similar proceedings) have been instituted or are pending or contemplated against the Real Property or any part thereof or the Property or any portion thereof.

          (8) Other than Seller, no party, person or entity is in possession of the Property or any portion thereof, and no party, person or entity has any legal or equitable interest in the Property, or any portion thereof, except as disclosed in the Title Commitment.

          (9) To the best of Seller's current, actual knowledge, there are no unrecorded liens or encumbrances (including, but not limited to, liens relating to environmental matters) against the Property or any portion thereof, and, to the best of Seller's current, actual knowledge, there are no user fees or other charges relating to the Barton Springs/Edwards Aquifer Conservation District currently payable or contemplated.

          (10) To the best of Seller's current, actual knowledge, there are not presently pending any special assessments of any nature with respect to the Real Property or any portion thereof, nor has Seller received any written notice of, nor has Seller any current, actual knowledge of, any such special assessment being contemplated.

          (11) Each agreement, contract, lease, commitment, permit, license, approval or other document furnished to Purchaser by or on behalf of Seller in connection with this Contract, or that will be delivered to Purchaser by Seller pursuant to the terms of this Contract, are true, correct and complete in all material respects.

          (12) There are no outstanding contracts or commitments made by Seller or its affiliates (or, to the best of Seller's current, actual knowledge, by any agents of Seller or such affiliates) for any work or materials in connection with the Real Property or for any improvements to the Real Property which have not been, or will not be on or before the date of the Closing, fully paid for on a timely basis and there are no leases, contracts, commitments or agreements which will bind Purchaser or the Property from and after Closing.

          (13) To the best of Seller's current, actual knowledge, there currently exist no events of default by Seller, or events which with the passage of time or notice or both would constitute events of default by Seller, under the terms and provisions of any contracts or agreements with respect to the Property to which Seller is a party, or by any other party thereto.

          (14) To the best of Seller's current, actual knowledge, there are no violations by Seller or any other person or entity of any validly existing restrictive convenants or other matters affecting the Real Property.

          (15) Seller has not received notice of any litigation or governmental proceeding (including, without limitation, any eminent domain proceeding) affecting the Property or any portion thereof, and, to the best of Seller's current, actual knowledge, no such litigation or proceeding is pending, threatened or contemplated.

          (16) To the best of Seller's current, actual knowledge, Seller does not now owe and will not owe any taxes or any penalties or interest thereon pursuant to any governmental law, statute or regulation regarding so called "bulk sales" for which Purchaser is or will be obligated to or liable for a withholding of funds from the Purchase Price.

          (17) (a) Seller has not generated, treated, stored or disposed of Hazardous Materials (as defined below) in, under or upon the Real Property, or any portion thereof, or used any Hazardous Materials in or on the Real Property, or any portion thereof, in violation of any Environmental Laws (as defined below); (b) to the best of Seller's current, actual knowledge, no prior owner and no prior or current occupant has generated, treated, stored or disposed of such Hazardous Materials in, under or upon the Real Property, or used any Hazardous Materials in or on the Real Property, or any portion thereof, in violation of any Environmental Laws; and (c) to the best of Seller's current, actual knowledge, the Real Property is not currently in violation of any Environmental Laws, no portion of the Real Property has ever been used as a sanitary landfill or dump, no underground storage tank or tanks are located on or under the Real Property, and no Hazardous Materials or underground storage tanks are present in, under or upon any parcel of Property adjacent to the Real Property.

          (18) To the best of Seller's current, actual knowledge, no environmental or other disclosure document is required in connection with the transactions contemplated by this Contract.

          (19) To the best of Seller's current, actual knowledge, no portion of the Real Property constitutes "wetlands" as designated by the United States Army Corp of
                                       7

Engineers or other federal, state or local body or agency having jurisdiction over the Real Property or any portion thereof.

          (20) To the best of Seller's current, actual knowledge, no portion of the Real Property is subject to any restrictions because of the presence of endangered species on or in the vicinity of the Real Property, and Seller has no current, actual knowledge that any such restrictions are being contemplated by any federal, state or local body or agency having jurisdiction over the Real Property or any portion thereof.

          (21) To the best of Seller's current, actual knowledge, the development of the Facilities on the Real Property in substantial accordance with the Site Plan will not conflict with, and is not prohibited or adversely affected by, the fact that the Real Property is situated in the Barton Springs/Edwards Aquifer Conservation District.

          (22) Seller has no current, actual knowledge of any reason or fact why Seller would be unable to obtain the Resubdivision and the Site Development Permit (each as defined below) by the original Due Date specified in paragraph 10.c of this Contract.

          (23) Seller has no current, actual knowledge of any reason or fact why Purchaser would be unable to obtain necessary building permits for the construction the Facilities, provided that Purchaser complies fully with the rules, regulations, codes and ordinances of the City of Austin applicable to such construction.

          (24) Seller has constructed all offsite stormwater detention facilities required by the City of Austin with respect to the Real Property and such detention facilities have sufficient capacity to provide the Real Property the capacity reasonably required for the operation of the Facilities.

          (25) Water and wastewater services are available to the Real Property from rights-of-way or public utility easements situated adjacent to the Real Property and, to the best of Seller's current, actual knowledge, such services have sufficient capacity to provide the Real Property the capacity reasonably required for the operation of the Facilities. Seller hereby agrees that it shall, promptly after receiving from Purchaser the requisite information required, provide Purchaser with written confirmation (unqualified by Seller's knowledge) that the water and wastewater services available to the Real Property have the capacity required for the operation of the Facilities.

     Without limiting the foregoing, the representations and warranties of Seller contained in this paragraph 6.a (other than those set forth in paragraphs 6.a(17) and 6.a(18)) shall survive Closing and the delivery of the deed and other closing documents required under paragraph 7 below for a period of eighteen (18) months following the Closing; the representations and warranties of Seller contained in paragraphs 6.a(17) and 6.a(18) shall survive the Closing and the delivery of the deed and other closing documents required under paragraph 7 below for a period of thirty-six (36) months following the Closing. In the event, at any time prior to Closing, Seller learns or has reason to believe that any of the aforesaid representations and warranties are no longer true or valid, Seller shall immediately notify Purchaser in writing and therein specify the factors rendering or likely to render such representations or warranties untrue or invalid. Notwithstanding anything to the contrary herein and without limiting the representations set forth above, Purchaser hereby acknowledges and agrees that neither of the representations set forth in paragraphs 6.a(22) and 6.a(23) constitute a warranty or guaranty that the City of Austin will either approve of, consent to or issue any approvals, permits or licenses contemplated under this Contract (including, without limitation, the Resubdivision, the Site Development Permit or any building permits).

     b. Purchaser's Representations and Warranties. Purchaser hereby represents and warrants to Seller that, as of the Effective Date and as of the date of Closing:

               (1) Purchaser has all necessary and requisite authority to enter into this Contract and to consummate all of the transactions contemplated hereby, and the persons executing this Contract and all other documents required to consummate the transactions contemplated hereby on behalf of Purchaser are duly authorized to execute this Contract and such other documents on behalf of Purchaser, and are authorized to bind Purchaser.

               (2) Purchaser is a corporation duly formed and validly existing under the laws of the State of Illinois, and is authorized to transact business in the State of Texas as a foreign corporation.

               (3) The execution of this Contract by Purchaser does not, and the performance by Purchaser of the transactions contemplated by this Contract will not; violate or constitute a breach of the articles of incorporation or bylaws of Purchaser or other organizational documents of Purchaser, or any shareholders' or directors' resolution of Purchaser or any contract, permit, license, order or decree to which Purchaser is a party or by which Purchaser or any of its assets are bound.

     Without limiting the foregoing, the representations and warranties of Purchaser contained in this paragraph 6.b shall survive Closing and the delivery of the deed and other closing documents required under paragraph 7 below for a period of one (1) year following the Closing. In the event, at any time prior to Closing, Purchaser learns or has reason to believe that any of the aforesaid representations and warranties are no longer true or valid, Purchaser shall immediately notify Seller in writing and therein specify the factors rendering or likely to render such representations or warranties untrue or invalid.

     c. Seller's Covenants. During the period commencing on the Effective Date and ending on the date of Closing, Seller hereby agrees that it shall:

               (1) Keep and perform all of the obligations to be performed by Seller under each and every agreement, contract, permit, license and approval relating to or affecting the Property, or any portion thereof;

               (2) Not enter into, execute, extend or renew any easement, license or any other agreement or contract relating to or affecting the Property, or any portion thereof, or modify, amend or terminate any contract or agreement to be assigned to Purchaser pursuant to the terms of this Contract, without, in each case, Purchaser's prior written consent and approval;

               (3) Not mortgage, hypothecate or further encumber the Property or any portion thereof or permit any liens on the Property or any portion thereof to arise by operation of law and remain unpaid or unsatisfied as of the date of Closing;

               (4) Maintain the Property in as good of condition as it existed immediately before the Effective Date;

               (5) Not violate any laws, ordinances, orders or other requirements relating to the ownership of the Property that have been or may be imposed prior to the date of the Closing by any governmental authority having jurisdiction over, or affecting, all or any part of the Property, and shall remedy, at Seller's sole expense, any such violations that are in contravention of this covenant; and

               (6) Proceed diligently to obtain the permits, licenses and approvals for which Seller is responsible to obtain under the terms of this Contract and cooperate with Purchaser in Purchaser's obtaining of all other permits, licenses and approvals relating to the construction and operation of the Facilities on the Real Property.

          d. Environmental Indemnities. For a period of three (3) years after the date of Closing, Seller shall indemnify, defend and hold the Purchaser harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by or asserted against Purchaser (including, without limitation, any such losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Laws) for, with respect to, or as a direct or indirect result of Seller's breach, during its ownership of the Real Property, of any Environmental Law with respect to the Real Property or Seller's breach of any of the warranties and representations stated in paragraphs 6.a(17) and 6.a(18) hereof; provided, however, in no event shall Seller be liable to or required to indemnify Purchaser hereunder for any consequential or exemplary damages (except those claimed or asserted against Purchaser by third parties). For purposes of this Contract, "Hazardous Materials" means and includes any waste materials or other substances defined as hazardous in 42 U.S.C. Sec. 9601(14) or any related or applicable federal, state or local statute, law, regulation or ordinance, pollutants or contaminants (as defined in 42 U.S.C. Sec. 9601(33), petroleum (including crude oil or any fraction thereof), any form of natural or synthetic gas, sludge (as defined in 42 U.S.C. Sec. 6903(26A)), radioactive substances, hazardous waste (as defined in 42 U.S.C. Sec. 6903(27)) and any other hazardous wastes, hazardous substances, contaminants or pollutants as defined or described in any of the Environmental Laws. As used in this Contract, "Environmental Laws" means all federal, state and local environmental laws, and any rule or regulation promulgated thereunder and any order, standard, interim regulation, moratorium, policy or guideline of or pertaining to any federal, state or local government, department or agency, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Clean Water Act, Clean Air Act, the

Toxic Substances Control Act, the Occupational Safety and Health Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Marine Protection, Research, and Sanctuaries Act, the National Environmental Policy Act, the Noise Control Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act, as amended, the Hazardous Material Transportation Act, the Refuse Act, the Uranium Mill Tailings Radiation Control Act and the Atomic Energy Act and regulations of the Nuclear Regulatory Agency, and all state and local counterparts or related statues, laws, regulations, and order and treaties of the United States, all as amended. The indemnifications hereunder shall include and benefit, as appropriate, Purchaser, Purchaser's lender, all subsidiaries, affiliates or corporations connected with such lender or Purchaser and their respective agents, representatives, employees, officers, insurers, directors, stockholders, successors and assigns.

     7.   Possession to Purchaser; Closing; Closing Documents.

          a. Possession and Closing. Possession of the Property shall be delivered by Seller to Purchaser at the Closing. The Closing shall take place at the offices of the Title Company (the "Closing") on the first business day after the expiration of thirty (30) days after the Resubdivision and Seller's acquisition of the Site Development Permit (each as hereinafter defined); provided, however, that Purchaser shall have the right to extend the Closing for up to thirty (30) days upon delivery to Seller, not less than three (3) business days prior to the scheduled date of the Closing, of written notice stating Purchaser's election to extend the Closing, together with the payment of $50,000.00 in immediately available funds, which amount shall constitute and become part of the "Escrow" Deposit" for the purposes of this Contract. Time is of the essence with respect to the Closing date and the delivery at the Closing of the total purchase price.

          b. Seller's Closing Documents. At the Closing, Seller, at Seller's expense, shall deliver or cause to be delivered to Purchaser each of the following:

               (1) Deed of Conveyance. A duly executed and acknowledged special warranty deed, in the proper form for recording, containing a description of the Real Property and conveying title to the Real Property to Purchaser, free and clear of any and all liens, reservations, restrictions, easements, security agreements, pledges and other encumbrances, except the Permitted Exceptions, to which this sale and the conveyance of the Real Property shall be made and accepted subject.

               (2) Bill of Sale. A duly executed assignment, bill of sale and blanket conveyance assigning and conveying to Purchaser the Personal Property, subject only to the Permitted Exceptions.

               (3) Tax Certificates. Tax certificates shall be available at the Title Company from appropriate authorities showing that all taxes then due on the Real Property have been paid, or amounts sufficient to pay those taxes shall be withheld by the Title Company from the total purchase price for that purpose.

               (4) Evidence of Authority. Evidence of authority reasonably acceptable to Purchaser and the Title Company, reflecting that the person who has signed this Contract on behalf of Seller has been duly authorized to execute this Contract and identifying the person or persons who are authorized to execute all of Seller's closing documents on Seller's behalf and showing approval of the sale of the Property to Purchaser under the terms and provisions of this Contract.

               (5) Non-Foreign Certificate. A certificate stating that Seller is not a "foreign person" as defined in the federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended.

               (6) Other Documents. Any other documents required by this Contract to be delivered by Seller at the Closing or reasonably necessary or requested by Purchaser or the Title Company to carry out the terms and conditions hereof.

          c. Purchaser's Closing Documents. At the Closing Purchaser, at Purchaser's expense, shall deliver to Seller the following;

               (1) Cash Payment. Subject to the credits and adjustments specified in paragraph 2 above, the cash payment of the total purchase price as provided for in paragraph 2 above, and any additional sums provided for in this Contract.

               (2) Other Documents. Any other documents or instruments required by this Contract to be delivered by Purchaser at the Closing or reasonably necessary or requested by Seller or the Title Company to carry out the terms and conditions hereof.

     8. Adjustments at Closing. The following prorations and adjustments shall be made at the Closing and, as the case may be, deducted from or added to the amount Purchaser is required to pay at the Closing under paragraph 2.b of this
Contract:

          a. Taxes. Ad valorem real estate taxes for the year of Closing shall be prorated at the date of Closing and shall be assumed by Purchaser. If the tax rate has not been fixed for that year, the apportionment of taxes shall be upon the basis of the tax rate for the next preceding year applied to the latest assessed valuation. Taxes attributable to the tax year of the Closing shall be assumed by Purchaser. Notwithstanding the foregoing, if the Real Property has not been subdivided from the real property of Seller constituting the tax parcel of which the Real Property is a part (the "Tax Parcel") as of January 1 of the year in which the Closing occurs, and Seller is unable to obtain separate tax statements for that year as to the Real Property alone, then Purchaser and Seller shall each pay their respective proportionate shares (on the basis of land square footage) of the ad valorem taxes for the year in which the Closing occurs with respect to the Tax Parcel (including Purchaser's payment of the amount of the credit applied at the Closing on account of the proration of such taxes) directly to the appropriate taxing authorities prior to delinquency; provided, however, if any portion of the Tax Parcel contains any improvements thereon, the party owning the real property on which any such improvements are situated shall be responsible for the payment of the ad valorem taxes attributable to such improvements. Seller and Purchaser agree to indemnify and hold the other harmless from and against any liability or liens in connection with any ad valorem taxes applicable to the Tax Parcel and not timely paid by the indemnifying party pursuant to the foregoing. In the event either party fails to pay its proportionate share of any ad valorem taxes levied against the Tax Parcel and a tax lien is asserted against the Tax Parcel on account of such failure to pay those taxes, the other party shall have the right (but not the obligation) to pay and discharge such taxes and tax liens (including any penalties and interest), and the non-paying party shall reimburse the other party for all amounts so paid by the non-paying party upon the non-paying party's written confirmation of such payment.

          b. Title Insurance and Other Closing Expenses. Except as is otherwise provided herein, each party shall pay its own customary closing expenses and its own attorney's fees. Seller shall pay the premium for the Owner Policy of Title Insurance Seller agrees to provide under paragraph 5 above, one-half of the escrow fee charged by the Title Company and all recording fees (other than for liens created by Purchaser at Closing). Purchaser shall pay one-half of the escrow fee charged by the Title Company and the recording fees for any liens created by Purchaser at Closing.

     9.   Remedies Upon Default.
          ---------------------

          a. Seller's Default. If, for any reason except Purchaser's default under the terms of this Contract or an express condition to Seller's obligations hereunder, Seller either (i) fails to complete this sale in accordance with the terms and provisions of this Contract or (ii) fails to perform timely any of its obligations under this Contract and such failure continues for period of ten
(10) days after being provided written notice from Purchaser of such failure, then, in either case, Purchaser shall have, as Purchaser's sole and exclusive remedy against Seller under this Contract, at law and in equity, the option of either (i) terminating this Contract by giving written notice to Seller at or prior to the Closing, whereupon the Escrow Deposit shall be returned to Purchaser by the Title Company and Seller shall pay Purchaser, as full and final liquidated damages (it being agreed that Purchaser's actual damages would be substantial but would be difficult or impossible to accurately ascertain),
(a) $100,000.00 plus (b) an additional amount, not to exceed $100,000.00, equal to those out-of-pocket expenses and costs incurred by Purchaser in connection with the subject matter of this Contract which exceed $100,000.00 (provided that Purchaser can verify, with written documentation, such expenses and costs), after which Purchaser and Seller shall have no other or further liability or obligation to each other except those obligations that expressly survive the termination of this Contract, or (ii) enforcing specific performance of this Contract.

          b. Purchaser's Default. If Purchaser fails to complete this sale in accordance with the terms and provisions of this Contract for any reason except Seller's default under the terms of this Contract or an express condition to Purchaser's obligations hereunder, Seller shall have the right, as its sole and exclusive remedy against Purchaser under this Contract, at law and in equity, to terminate this Contract by giving notice to Purchaser and to the Title Company, whereupon the Escrow Deposit shall immediately be delivered by the Title Company to Seller and Purchaser shall pay immediately to Seller, as full and final liquidated damages (it being agreed that it would be extremely difficult, if not impossible, to calculate the actual damages to Seller), (a) the amount equal to $100,000.00 minus the Escrow Deposit that is to be delivered to Seller hereunder, plus (b) an additional amount, not to exceed $100,000.00, equal to those out-of-pocket expenses and costs incurred by Seller in connection with the subject matter of this Contract which exceed $100,000.00 (provided that Seller can verify, with written documentation, such expenses and costs), after which Purchaser and Seller shall have no other or further liability or obligation to each other hereunder, except those obligations that expressly survive the termination of this Contract.

          c. Waiver; Attorneys' Fees. The requirements imposed upon Seller in this Contract are for the Purchaser's benefit, and those requirements or other provisions for the Purchaser's benefit may be waived in writing by Purchaser. Likewise, the requirements imposed upon Purchaser in this Contract are for the Seller's benefit, and those requirements or other provisions for the Seller's benefit may be waived in writing by Seller. If it shall be necessary for either Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Contract (or defend any such enforcement action), the prevailing party shall reimburse the non-prevailing party for court costs and reasonable attorneys' fees (which amounts shall be in addition to the liquidated damages provided under paragraphs 9.a and 9.b).

     10.  Subdivision and Site Development Permit.

          a. Seller shall, at Seller's sole cost and expense, use good faith and diligent efforts to obtain: (i) from the City of Austin, the Texas Natural Resources Conservation Commission and any other applicable governmental authorities (collectively, the "Authorities"), as may be applicable, (a) final approval for the resubdivision and platting of the Real Property as a single legal lot (the "Resubdivision") and (b) the issuance of a site development permit and all other necessary approvals and permits (other than building permits) (collectively, the "Site Development Permit") for the construction of the Facilities and related improvements more particularly described in paragraph 11 below; and (ii) from any "Declarant" under that certain Declaration of Covenants, Conditions, and Restrictions for Gains Ranch PUD dated May 8, 1995, recorded at Volume 12433, Page 31 of the Real Property Records of Travis County, Texas (the "Declaration"), and from any architectural control committee or property owners association created, existing or appointed pursuant to the terms of the Declaration, any and all approvals or consents that may be required under the terms and provisions of the Declaration with respect to the construction and operation of the Facilities and its related improvements. On or before the expiration of the Inspection Period, Purchaser shall provide to Seller (a) a site plan for the land reflecting the footprint for the Facilities and containing the estimated gross building area and number of residential units intended to be constructed on the Real Property by Purchaser and (b) such other information reasonably requested by Seller. Utilizing such site plan and other information, Seller shall cause the preparation of all engineering plans and specifications and other relevant documentation required for the submittal to the applicable Governmental Authorities of an application for the Site Development Permit (such engineering plans and specifications, together with the site plan provided by Purchaser and other relevant documentation prepared by Seller hereunder, the "Plans") and shall, within forty-five (45) days after Seller's receipt from Purchaser of the site plan and other information, provide a copy of the Plans to Purchaser for its approval, which approval shall not be unreasonably withheld (it being understood that Purchaser is the party who will be ultimately constructing, owning and operating the Facilities and, accordingly, that Purchaser's good faith determination of the contents of the Plans shall be dispositive if not in violation of rules, regulations, codes or ordinances applicable to the development of the Real Property). Purchaser shall, within twenty

(20) days of its receipt of the Plans from Seller, approve the Plans or make reasonable modifications thereto and return them to Seller. If Purchaser fails to respond within such 20-day period, Seller shall provide written notice to Purchaser requesting a written response to the Plans within five (5) business days after Purchaser's receipt of such written notice. If Purchaser fails to respond timely to such written notice, Purchaser's approval shall be deemed given. If Purchaser's response requests reasonable modifications to the Plans that do not violate applicable governmental codes or ordinances, Seller shall, within ten (10) days of its receipt of such request, modify the Plans to incorporate such requested modifications and provide Purchaser a copy of the Plans so modified. Purchaser shall promptly review such modified Plans and either approve them or provide Seller with additional modifications and the specific reasons therefor. If Purchaser requests additional modifications to the Plans, Seller and Purchaser shall thereafter diligently and in good faith work with one another until the Plans are approved by Purchaser; provided, however, if the parties are unable to arrive at mutually acceptable Plans within thirty
(30) days after Seller's receipt of Purchaser's initial requested modifications, Seller or Purchaser may terminate this Contract on written notice to the other, whereupon the Escrow Deposit shall be returned to Purchaser and the parties shall have no further obligation or liability to one another hereunder (except for those obligations or liabilities which expressly survive the termination of this Contract). Once the Plans are finally approved by the parties, Seller shall, within ten (10) days after such final approval, submit to the applicable Governmental Authorities an application for the issuance of the Site Development Permit based on the Plans. Seller's obligations hereunder to acquire the Resubdivision and the Site Development Permit shall be satisfied only upon Seller's receipt of the Resubdivision and a Site Development Permit subject only to those conditions or restrictions reasonably acceptable to Purchaser.

          b. For purposes of paragraph 2 above, the aggregate gross building area permitted to be constructed on the Real Property pursuant to the Site Development Permit issued by the City of Austin (excluding any building area constituting basement) shall be the "Building Square Feet."

          c. If Seller is unable to obtain the Resubdivision (including final execution and recording of the plat therefor) or Site Development Permit within sixty (60) days after the last date that Seller has submitted an application therefor (such resulting date, the "Due Date"), then Seller shall, within three
(3) business days after the expiration of such Due Date, notify Purchaser in writing of such failure, which notice shall contain (i) Seller's determination as to why such Resubdivision and/or Site Development Permit have not been obtained and (ii) the estimated additional time necessary (if any) for Seller to obtain such Resubdivision and/or Site Development Permit. Purchaser shall have five (5) business days after its receipt of such notice to elect, at its option and by written notice to Seller, to (x) grant Seller an additional ninety (90) days, measured from the date of the expiration of the original Due Date, to obtain such Resubdivision and/or Site Development Permit (such additional time period, a "Seller Extension"), (y) exercise self-help and attempt to obtain such Resubdivision and/or Site Development Permit itself, in which case Seller shall immediately deliver all relevant documentation relating to such Resubdivision and Site Development Permit to Purchaser and Purchaser shall have ninety (90) days from the expiration of such original Due Date to obtain such Resubdivision and/or Site Development Permit (such additional time period, a "Purchaser Extension"), or (z) terminate this Contract upon fifteen (15) days' written notice to Seller, after which time this Contract shall terminate and the Escrow Deposit shall be returned to Purchaser.

If Purchaser fails to timely exercise any of the foregoing elections, Purchaser shall be deemed to have elected the option set forth in clause (x) above.

               (1) Seller Extension. In the event Purchaser elects to grant to Seller a Seller Extension pursuant to clause (x) of paragraph 10.c above, and Seller does not obtain such Resubdivision and/or Site Development Permit by such Due Date, as extended, then Seller shall provide Purchaser, within three (3) business days after the expiration of such extended Due Date, written notice thereof containing the same information referred to above. Purchaser shall have five (5) business days after its receipt of such second notice to elect, at its option and by written notice to Seller, to (a) grant Seller an additional thirty (30) day extension, measured from the expiration of the prior Seller Extension, to obtain such Resubdivision and/or Site Development Permit, (b) exercise self-help and attempt to obtain such Resubdivision and/or Site Development Permit itself, in which case Seller shall immediately deliver all relevant documentation relating to such Resubdivision and Site Development Permit to Purchaser and Purchaser shall have thirty (30) days from the expiration of such Due Date, extended, to obtain such Resubdivision and/or Site Development Permit, or
     (c) terminate this Contract by written notice to Seller, whereupon this Contract shall terminate and the Escrow Deposit shall be returned to Purchaser. If Purchaser fails to timely exercise any of the foregoing elections, Purchaser shall be deemed to have elected the option set forth in clause (a) hereof.

               (2) Purchaser Extension. In the event Purchaser elects to grant to a Purchaser Extension pursuant to clause (y) of paragraph 10.c above, and Purchaser does not obtain such Resubdivision and/or Site Development Permit by such Due Date, as extended, then Purchaser shall provide Seller, within three (3) business days after the expiration of such extended Due Date, written notice thereof which shall contain (i) the same information required of Seller above and (ii) notice of Purchaser's election to either
     (a) continue exercising self-help for an additional thirty (30) day period, measured from the expiration of the prior Purchaser Extension, to obtain such Resubdivision and/or Site Development Permit, or (b) terminate this Contract, whereupon this Contract shall terminate and the Escrow Deposit shall be returned to Purchaser. If Purchaser fails to timely exercise any of the foregoing elections, Purchaser shall be deemed to have elected the option set forth in clause (a) hereof.

               (3) Termination. In the event Purchaser elects to terminate this Contract pursuant to clause (z) of paragraph 10.c above, this Contract shall terminate upon the expiration of such fifteen (15) days notice and the parties shall have no further liability or obligation to one another hereunder (except for those obligations or liabilities that expressly survive the termination of this Contract); provided, however, if Seller obtains both the Resubdivision and the Site Development Permit within such 15-day period, Purchaser's termination notice shall be rendered void, and the Contract shall continue in full force and effect.

          In the event Resubdivision and/or the Site Development Permit has been pursued by either party pursuant to the granting of a 30-day extension under either subparagraphs (1) or (2) of this paragraph 10.c, as may be appropriate, if either Resubdivision or the Site

Development Permit is not obtained by such party prior to the expiration of such 30-day extension, then either party may thereafter (but prior to the date the Resubdivision and the Site Development Permit are obtained) elect to terminate this Contract upon written notice to the other, whereupon the Escrow Deposit shall be returned to Purchaser and the parties shall have no further liability or obligation to one another hereunder (except for those obligations or liabilities that expressly survive the termination of this Contract).

          d. Notwithstanding anything to the contrary in this paragraph 10, Purchaser shall have the right, at any time by written notice to Seller, to waive Seller's obligation to obtain Resubdivision and/or the Site Development Permit as a condition to Closing, in which case, subject to the other terms and conditions of this Contract, the parties shall proceed to close on the transactions contemplated under this Contract within fifteen (15) business days after the date of Purchaser's notice to Seller waiving such conditions.

          e. Purchaser and Seller agree that, subject to the terms and conditions of this Contract, they shall cooperate in good faith with one another in connection with the application and acquisition of any approvals, licenses or permits contemplated hereunder and shall provide to one another, upon request therefor, such information as may be reasonably requested with respect to the status of the Resubdivision, the Site Development Permit and any other approvals, licenses or permits contemplated under this Contract.

     11. Nature of Facilities. The "Facilities" (herein so called) shall consist of a congregate care facility, not to exceed sixty (60) feet in height, containing approximately 194,000 to 210,000 gross square feet of building area and approximately 11,000 gross square feet or less of basement area, and other related site improvements, all conforming substantially to the Site Plan.

     12. Reciprocal Easements and Restrictive Covenants. At the Closing, Seller and Purchaser shall enter into one or more agreements, each in form and substance mutually agreed upon by Purchaser and Seller in their reasonable discretion, granting (i) any reciprocal drainage and detention easements and utility easements as may be reasonably necessary in the development of the Real Property or of the Tax Parcel (including, without limitation, such easements across and under the balance of the Tax Parcel or other properties owned by Seller as may be reasonably required to permit Purchaser to tie into the stormwater detention facilities described in paragraph 6.a(24) above), and (ii) to the extent mutually desired by Purchaser and Seller or otherwise required by applicable Governmental Authorities, any reciprocal access easements over and across portions of the Tax Parcel for the purpose of ingress and egress to (and from) the Tax Parcel from (and to) MoPac Expressway South (Loop 1) and Gaines Ranch Loop. Seller and Purchaser further agree that they shall enter into (and Seller agrees to cause all other necessary persons or entities to execute), at or immediately after the Closing, one or more agreements, amendments or other instruments mutually acceptable to Purchaser and Seller providing for the amendment of the Declaration to the extent necessary to identify the Real Property and the balance of the Tax Parcel as separate "Lots" under the Declaration and to permit the Real Property and the balance of the Tax Parcel to have separate, individual voting rights thereunder.

     13. Condemnation. If, prior to the Closing, all or any part of the Real Property is condemned or is the subject of a threat of condemnation, Purchaser shall have the option of either (i) proceeding to close this transaction and accepting an assignment of any condemnation award or (ii) terminating this Contract. Purchaser shall exercise either election by the delivery of written notice to Seller within ten (10) days of the date Seller notifies Purchaser in writing of such condemnation, and, if Purchaser shall fail to timely make such election, Purchaser shall be deemed to have elected the option specified at clause (ii) hereof. In the event of the termination of this Contract under the provisions of this paragraph 13, the Escrow Deposit shall be returned to Purchaser and the parties shall have no further obligation or liability to one another hereunder (except for those obligations expressly surviving the termination of this Contract).

     14. Real Estate Commissions. Seller and Purchaser represent and warrant to each other that they have dealt with no broker, finder or similar agent in connection with the transaction provided for in this Contract, except Steve T. Matthews Co. and Dick Matz Agency, Inc. (collectively called the "Brokers") to which Seller agrees to pay a commission of six percent (6%) of the total purchase price (to be divided equally between the Brokers) in the event and only in the event this sale is closed in accordance with the terms and provisions of this Contract and Seller receives the total purchase price provided for in paragraph 2 herein. This commission will be full payment to the Brokers and to any persons claiming through or under the Brokers, for all services rendered, commissions earned, or expenses incurred in connection with the negotiations, transfer, sale and/or conveyance of the Property; and, if requested by Seller, the Brokers agree to execute and deliver to Seller at the Closing a full and complete release of any claims and demands which may arise from any such negotiations, transfer, sale and/or conveyance. Furthermore, the Brokers agree to indemnify and hold Seller and Purchaser harmless from and against any claims for commission or other fees made by any person if that person is claiming to have dealt with the Brokers in connection with this transaction, including reasonable attorney's fees incurred in connection with the defense of such a claim. Seller agrees to hold Purchaser harmless from and against any claim made by any person claiming to have dealt with Seller in connection with this transaction, including reasonable attorney's fees incurred in the defense of such a claim. Purchaser agrees to hold Seller harmless from and against any claim made by any person claiming to have dealt with Purchaser in connection with this transaction, including reasonable attorney's fees incurred in the defense of such a claim. Purchaser acknowledges that it has been advised by the Brokers that it should have an abstract covering the Real Property examined by an attorney of its selection, or should be furnished with or obtain a policy of title insurance.

     15. Notices. Any notices required or permitted to be given under this Contract shall be in writing and shall be deemed to be given (i) when actually received by that person; (ii) on the third (3rd) business day after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to Seller or Purchaser, as the case may be, at the address indicated herein, or to a different address as previously given in a notice to the other party; (iii) one (1) business day after timely delivery to a nationally or regionally recognized overnight courier service guaranteeing next business day delivery; or (iv) on the day transmitted by facsimile, provided that the sender retains the written confirmation of the delivery thereof and sends, mails or otherwise delivers a "hard copy" of such notice to the recipient one (1) business day thereafter by means of delivery in accordance with either clause

(ii) or (iii) hereof. A copy of any notice given to Seller shall be given at the same time and in the same manner as the notice to Seller to:

                       Nick von Kreisler
                       Drenner & Stuart, L.L.P.
                       301  Congress Avenue, Suite 2100
                       Austin, Texas 78701
                       Telecopy: (512) 404-2244

A copy of any notice given to Purchaser shall be given at the same time and in the same manner as the notice to Purchaser to:

                       The Prime Group, Inc.
                       77 West Wacker Drive, Suite 3900
                       Chicago, Illinois 60601
                       Attention: Mark J. Iuppenlatz
                       Telecopy: (312) 917-0460

with a copy to:

                       The Prime Group, Inc.
                       77 West Wacker Drive, Suite 3900
                       Chicago, Illinois 60601
                       Attention: Robert J. Rudnik
                       Telecopy: (312) 917-1684

     16.  Miscellaneous

          a. Assignment; Binding Effect; Authority. Purchaser cannot assign this Contract to any other person or entity without the prior written consent of Seller, except to (i) an entity controlling, controlled by or in common control with Purchaser or (ii) the successor-in-interest to Purchaser's senior housing division, if such division is spun off into a separate entity. Without Seller's prior written consent, no assignment hereunder shall operate to release Purchaser of its liabilities or obligations under this Contract. Subject to this restriction on assignment, this Contract and all of its terms and provisions shall be binding upon and inure to the benefit of Seller, and the successors and assigns of Seller, and Purchaser, and the successors and assigns of Purchaser. Seller and Purchaser represent that they are duly organized, validly existing and in good standing under the laws of the state of their organization, that they have the legal power to enter into this Contract and to perform all the terms of this Contract, and that the persons signing this Contract on their behalf are fully authorized to sign for and to bind them.

          b. Complete Agreement; Headings; Waiver. This Contract contains the complete agreement of the parties and, except as expressly set forth in this Contract, Seller has made no representations or warranties of any kind with respect to the Property. This Contract cannot be amended or modified except by written agreement signed by Seller and Purchaser. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the scope, content or extent of this Contract or any part of it. If any portion of this Contract is held by a court of proper jurisdiction to be invalid or inoperative, then so far as is reasonable and possible the remainder of the Contract shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provisions of this Contract shall not be deemed to be a waiver of that party's right to enforce against the other party the same or any other term or provision. The terms and provisions of this Contract shall not merge with, or be extinguished or otherwise affected by, any subsequent conveyance or instrument between the parties, unless the instrument specifically so states and is signed by both parties.

          c. Governing Law. This Contract and the obligations under this Contract shall be construed in accordance with, governed by, and shall be subject to, the laws of the State of Texas.

          d. Execution in Counterparts. The Contract can be executed in counterparts, each of which shall be an original and, upon the delivery to the Title Company of one or more of the Contracts signed by all parties, together will constitute a fully executed and binding Contract. As soon as possible, the parties agree to exchange Contracts so that each party will have a fully executed Contract.

          e. Date of Contract. For purposes of this Contract it is agreed that the Effective Date of this Contract shall be the date on which a fully executed copy of this Contract, signed by both Seller and Purchaser, is deposited with the Title Company along with the Escrow Deposit provided for herein. The Escrow Deposit receipt issued by the Title Company shall be conclusive evidence of the Effective Date of this Contract.

          f. Offer. The execution of this Contract by one party (the "Offeror") shall constitute an offer to the other party (the "Offeree") for the purchase and sale of the Property pursuant to the terms, provisions and conditions set forth in this Contract. In the event this offer, unless sooner withdrawn, is not accepted by the Offeree by delivering (either by means of overnight delivery or telecopy) an executed counterpart signature page hereof to the Offeror on or before 5:00 p.m., C.S.T., Monday, February 17, 1997, this offer shall become null and void, notwithstanding the Offeree's subsequent execution thereof. For purposes hereof, the execution of this Contract by the Brokers (or the failure thereof) shall not be determinative of compliance with this provision.

     IN WITNESS WHEREOF, the parties have caused this Contract to be duly executed on the dates set forth below to be effective as of the Effective Date.

                             SELLER:
                             ------

                             VG OFFICE PARTNERSHIP '95, LTD., a Texas limited partnership

                             By: Stone C-7, Ltd., a Texas limited partnership, its general partner

                                  By:  ORI, Inc., a Texas corporation, its
                                       general partner


                                       By: /s/ Ron Greene
                                           -------------------------------------
                                           Ron Greene, Chief Financial Officer


                             Address:  301 Congress, Suite 1390
                                       Austin, Texas 78701
                                       Attention: Sanford L. Gottesman

                             Dated signed by Seller:  ________________, 1997

                             PURCHASER:
                             ---------

                             THE PRIME GROUP, INC., an Illinois corporation


                             By:   /s/ Mark J. Schulte
                                   ---------------------------------------------
                             Name:   Mark J. Schulte
                                   ---------------------------------------------
                             Title:   Executive Vice President
                                   ---------------------------------------------

                             Address:   77 West Wacker Drive, Suite 3900
                                        Chicago, Illinois 60601
                                        Attention: Mark J. Iuppenlatz

                             Dated signed by Purchaser: February 14, 1997

                             BROKERS:
                             -------

                             STEVE T. MATTHEWS CO.


                             By:        /s/ Steve T. Matthews
                                    ------------------------------------------
                             Name:          Steve T. Matthews
                                    ------------------------------------------
                             Title:         Principal
                                    ------------------------------------------


                             DICK MATZ AGENCY, INC.


                             By:        /s/ Richard L. Matz
                                    ------------------------------------------
                             Name:          Richard L. Matz
                                    ------------------------------------------
                             Title:         President
                                    ------------------------------------------

     The undersigned, Heritage Title Company of Austin, Inc., hereby acknowledges receipt of a fully executed copy of this Contract and the Escrow Deposit required thereunder in the amount of $10,000.00, and agrees to perform the duties of Title Company, including disbursement of the Escrow Deposit, strictly in accordance with the terms of the Contract.


                                    TITLE COMPANY:
                                    -------------

                                    HERITAGE TITLE COMPANY OF AUSTIN, INC.,
                                    a Texas corporation

                                    By:      /s/ Brenda K. Hindsman
                                           -----------------------------------
                                    Name:        Brenda K. Hindsman
                                           -----------------------------------
                                    Title:       Vice President
                                           -----------------------------------

                                    Date:        2-21
                                           ------------------, 1997

                                   EXHIBIT A


                         Description of Real Property
                         ----------------------------

                      [ART DESCRIPTION OF REAL PROPERTY]

                                   EXHIBIT B

                            Surveyor's Certificate
                            ----------------------

     "The undersigned does hereby certify that (i) this survey was this day made upon the ground of the property reflected hereon, for the benefit of and reliance by Seller, Purchaser, the Title Company and all other parties listed above; (ii) the description contained hereon is correct; (iii) the property has access to and from a dedicated roadway as shown hereon; (iv) except as shown hereon, there are no discrepancies, conflicts, shortages in area, encroachments, improvements, overlapping of improvements, setback lines, easements, or roadways; (v) the total acreage and the gross square footage and the square footage net of any portion of the property lying within public roadways shown hereon are correct; (vi) none of the property lies within the 100-year flood plain or any special flood hazard area or general hazard area as designated by any governmental agency; and (vii) this survey satisfies the accuracy requirements of an ALTA/ACSM Class A "as built" survey."

                                      B-1